SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)       May 3, 2004

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On May 3, 2004, ProLogis, a Maryland real estate investment trust (“ProLogis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with ProLogis Six Rivers Limited Partnership, Six Rivers REIT Merger Sub LLC, Six Rivers Partnership Merger Sub L.P., ProLogis Fraser, L.P., Belair Real Estate Corp., Belcrest Realty Corp., Belmar Realty Corp., Belrose Realty Corp., Keystone Operating Partnership, L.P. and Keystone Property Trust. Pursuant to the Merger Agreement, Keystone Property Trust has agreed, subject to shareholder approval, to be acquired by a partnership of ProLogis and certain affiliates of investment funds managed by Eaton Vance Management (the “Eaton Vance Fund Affiliates”) for $23.80 per share, with a total consideration of $1.6 billion including assumed liabilities and expenses. A copy of the press release announcing the Merger Agreement is included as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

     (c) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated May 3, 2004

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     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: May 4, 2004	By:	/s/ Walter C. Rakowich
		Name:	Walter C. Rakowich
		Title:	Chief Financial Officer

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     EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated May 3, 2004